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                              WELLS FARGO & COMPANY

                           DEFERRED COMPENSATION PLAN

                    (As Amended and Restated January 1, 2000)

         1. PURPOSE OF THE PLAN. On July 27, 1993, the Board of Directors of Norwest Corporation, a Delaware corporation now known as "Wells Fargo & Company" (the "Company"), authorized the creation of a nonqualified, unfunded, elective deferral plan known as the "Norwest Corporation Employees' Deferred Compensation Plan" (the "Plan") for the purpose of allowing a select group of management and highly compensated employees of the Company and its subsidiaries to defer the receipt of compensation which would otherwise be paid to those employees. Effective July 1, 1999, the name of the Plan was changed to the "Wells Fargo & Company Deferred Compensation Plan." The Company reserved the power to amend and terminate the Plan by action of the Human Resources Committee of the Company's Board of Directors. The Human Resources Committee desires to exercise that reserved power of amendment by the adoption of this amended and restated Plan document effective January 1, 2000.

         2. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

              (A) CD OPTION. An earnings option based on Norwest Bank
                  Minnesota, N.A. one-year certificate of deposits as determined from time to time by the Plan Administrator.

              (B) COMMON STOCK. Shares of Wells Fargo & Company common stock.

              (C) COMMON STOCK EARNINGS OPTION. An earnings option based on shares of Common Stock.

              (D) COMPENSATION. Salaries, bonuses and commissions earned by the Eligible Employee during the Deferral Year for services rendered to the Company or the Company's subsidiaries and payable no later than March 31 of the following Deferral Year.

              (E) DEFERRAL ACCOUNT. A bookkeeping account maintained for each
                  Participant to which is credited the amounts deferred under a Deferral Election and a Stock Option Gain Deferral Election, together with any increase or decrease thereon based on the earnings options selected by the Participant or mandated by the Plan.

              (F) DEFERRAL ELECTION. An irrevocable election made by an
                  Eligible Employee during an enrollment period specified by the Plan Administrator to defer the receipt of Compensation for a given Deferral Year.

              (G) DEFERRAL YEAR. The Plan Year following the year in which a
                  Deferral Election is made.

              (H) ELIGIBLE EMPLOYEE. Each employee of the Company or any of its subsidiaries who has been selected for participation in this Plan for a given Plan Year pursuant to Section 3 of the Plan.

              (I) FUND OPTIONS. An earnings option based on a selection of registered investment companies chosen from time to time by the Plan Administrator.

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              (J) PARTICIPANT. Each Eligible Employee who has entered into a
                  Deferral Election or Stock Option Gain Deferral Election for a given Deferral Year and each employee who has a Transferred Account set up under the Plan shall be considered a Participant. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant's death or, if earlier, the date the Participant no longer has any Deferral Accounts under the Plan.

              (K) PLAN ADMINISTRATOR. For purposes of Section 3(16)(A) of the
                  Employee Retirement Income Security Act of 1974, as amended, the Human Resources Committee of the Company's Board of Directors has designated that the Plan
                  Administrator shall be the Company's Executive Vice President Human Resources.

              (L) PLAN YEAR. The twelve month period beginning on any January
                  1 and ending the following December 31.

              (M) STOCK OPTION GAIN COMPENSATION. Certain gains derived from specified Common Stock option grants under the Company's Long-Term Incentive Compensation Plan and any other stock option plan approved by the Plan Administrator.

              (N) STOCK OPTION GAIN DEFERRAL ELECTION. An irrevocable
                  election made by an Eligible Employee to defer the receipt of Stock Option Gain Compensation.

              (O) TRANSFERRED ACCOUNT. The bookkeeping account maintained for each Participant to which is credited the Participant's interest in any nonqualified deferred compensation plan transferred to this Plan, together with any increase or decrease thereon based on the earnings options selected by the Participant or mandated by the Plan

         3. ELIGIBILITY. Each regular and part-time highly compensated Eligible Employee of the Company or any of its subsidiaries who has been selected for participation in this Plan by the Plan Administrator or by such officers of the Company to which the Plan Administrator has delegated its authority, shall be eligible to participate in the Plan for a given Plan Year.

         4. TRANSFERRED ACCOUNTS. Any employee who had an account under the Wells Fargo & Company Benefit Restoration Program ("BRP") on June 30, 1999 that transferred into this Plan on July 1, 1999, shall be deemed a Participant with respect to their transferred BRP accounts subject to the terms of Appendix A to this Plan. Effective January 1, 2000, the Norwest Corporation Elective Deferred Compensation Plan for Mortgage Banking Executives, Norwest Mortgage Banking Incentive Compensation and Deferral Plan and Norwest Mortgage Banking Deferral Plan (the "Mortgage Plans") shall merge into this Plan. All accounts under the Mortgage Plans on December 31, 1999 shall be transferred to this Plan effective January 1, 2000. Any employee or former employee who has an account under the Mortgage Plans on December 31, 1999 shall be deemed a Participant in this Plan on January 1, 2000 with respect to their transferred Mortgage Plans' accounts subject to the terms of Appendix A to this Plan. Effective January 1, 2000, the Wells Fargo & Company 1997 Bonus Deferral Plan ("Bonus Deferral Plan") employee accounts shall merge into this Plan. Employee accounts under the Bonus Deferral Plan on December 31, 1999 shall be transferred to this Plan effective January 1, 2000. Any employee on January 1, 2000 who had an account under the Bonus Deferral Plan on December 31, 1999 shall be deemed a Participant in this Plan on January 1, 2000 with respect to their transferred Bonus Deferral Plan accounts subject to the terms of Appendix A to this Plan.

         5. DEFERRAL OF COMPENSATION. An Eligible Employee may elect to defer a portion of the Compensation that the Eligible Employee may earn from the Company or its subsidiaries during the Deferral Year following the year in which the Deferral Election is made. FICA taxes and certain other payroll deductions elected by the Eligible Employee shall be made before any deferrals are made under this Plan. Such Deferral Election shall be made as described in Section 6(A)(2). An Eligible Employee may also defer certain Stock Option Gain Compensation by completing a separate Stock Option Gain Deferral Election as described in Section 6(B)(2).

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         6. ELECTION TO PARTICIPATE AND DEFER COMPENSATION AND STOCK OPTION
GAIN.

              (A) DEFERRAL OF COMPENSATION.

                  (1) PARTICIPATION. Except as provided in Section 6(A)(3) as to new Eligible Employees, an Eligible Employee becomes a Participant in the Plan by filing, during an enrollment period specified by the Plan Administrator but no later than December 31 of the year preceding the Deferral Year, an irrevocable Deferral Election. An Eligible Employee who has made a Deferral Election for any Deferral Year and has a Deferral Account is a Participant. The Deferral Election shall be effective only for the Deferral Year specified. A new Deferral Election must be filed for each Deferral Year. Amounts deferred under a Deferral Election shall be credited to a Deferral Account established under the Plan for the Eligible Employee.

                  (2) DEFERRAL ELECTION. The Deferral Election shall consist of the Eligible Employee's election to defer Compensation, election of earnings option(s) as described in Section 7(A), and election of the timing and form of distribution of amounts deferred as described in Section 8. An Eligible Employee may elect to defer (subject to any limitations on Compensation imposed by the Plan Administrator for the Deferral Year), in any combination, all or a part of the Eligible Employee's (a) base salary earned and paid on a periodic basis throughout the Deferral Year, (b) incentive pay earned throughout the Deferral Year and paid after the end of the Deferral Year, and (c) commissions and other periodic incentive payments paid during the Deferral Year. The Eligible Employee shall specify for each Compensation category an amount to be deferred per pay period, expressed either as a percentage or a dollar amount.

                  (3) INITIAL DEFERRAL ELECTION OR INITIAL ELIGIBILITY. A new
                      Eligible Employee must make a Deferral Election within thirty (30) days of the date the Eligible Employee receives notification of eligibility to participate in the Plan in order to defer Compensation earned in the current Deferral Year.

               (B)DEFERRAL OF STOCK OPTION GAINS

                  (1) PARTICIPATION. An Eligible Employee may file at least
                      twelve (12) months prior to exercise, an irrevocable Stock Option Gain Deferral Election. Stock Option Gain Deferral Elections become effective immediately. An Eligible Employee who has made a Stock Option Gain Deferral Election is a Participant. Amounts deferred under a Stock Option Gain Deferral Election shall be credited to a Deferral Account established under the Plan for the Eligible Employee.

                  (2) DEFERRAL ELECTION. A Stock Option Gain Deferral Election
                      shall consist of the Eligible Employee's election to defer all of the eligible Stock Option Gain Compensation derived from a specific stock option grant. Eligible Stock Option Gain Compensation consists of only stock option gains realized using the stock-for-stock swap ("stock swap") method of exercise. Stock option gains derived from either a cash exercise or a same day sale will not be eligible Stock Option Gain Compensation. Therefore, if an Eligible Employee elects to defer the stock option gain derived from a specific stock option grant, the Eligible Employee must agree to use the stock swap method under the terms and conditions of such grant. Stock option gains from stock swaps will be allocated solely to the Common Stock Earnings Option. The Stock Option Gain Deferral Election must also specify the timing and form of distribution of the amount deferred as described in Section 8.

                  (3) EFFECT ON STOCK OPTIONS. The filing of a Stock Option Gain
                      Deferral Election prohibits the Participant from exercising the stock option for at least twelve (12) months. Termination of

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                      employment for any reason prior to exercise will void the
                      Stock Option Gain Deferral Election.

         7.  DEFERRAL ACCOUNT VALUATION.

              (A) EARNINGS OPTIONS. The earnings options available for selection on the Deferral Election are as follows:

                  (1) Common Stock Earnings Option

                  (2) CD Option

                  (3) Fund Options

                  A Participant must choose to allocate amounts credited to the Participant's Deferral Account among the earnings options in increments of one (1) percent. Except as to new Eligible Employees, the initial election of earnings options must be made by the Participant in advance of each Deferral Year. A Participant's Stock Option Gain Deferral Election will automatically be allocated to the Common Stock Earnings Option. In addition, twenty (20) percent of the amount of Compensation deferred during a Deferral Year will automatically be allocated to the Common Stock Earnings Option. Except with respect to the portion of the Deferral Account allocated to the Common Stock Earnings Option, after the initial election of earnings options, a Participant shall be entitled to change the earnings options for the Participant's entire Deferral Account each January 1 by filing an irrevocable earnings option election with the Plan Administrator as of a date selected by the Plan Administrator which is prior to the January 1 effective date.

              (B) PERIODIC CREDITS OF DEFERRAL AMOUNTS. The Participant's
                  Deferral Account shall be credited with the amount of the deferred Compensation on the day such deferred Compensation would otherwise be paid to a Participant. All periodic credits to a Participant's Deferral Account under the Common Stock Earnings Option shall be in share equivalents of Common Stock. The number of share equivalents of Common Stock credited to a Participant's Deferral Accounts for Compensation deferrals under the Common Stock Earnings Option shall be determined by dividing the amount of each periodic credit by the closing price per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the last day of each month (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it is open). When a stock option covered by a Stock Option Gain Deferral Election is exercised using a stock swap, the Participant's Deferral Account will be credited on the stock option exercise date. The amount of each credit shall be equal to the amount deferred from the Participant's Compensation and/or Stock Option Gain Compensation. In the case of Compensation, each credit shall be accounted for based on the earnings options selected by the Participant on the Compensation Deferral Election. In the case of Stock Option Gain Compensation, the credit shall be based on the fair market value as of the stock option exercise date as defined by the stock option plan.

              (C) INCREASE OR DECREASE TO DEFERRAL ACCOUNTS. A Participant's
                  Deferral Account will be increased or decreased monthly in accordance with the Participant's earnings option election as follows:

                  (1) CD OPTION. The amount of the increase or decrease for the
                      CD Option is calculated by multiplying the average monthly balance by an earnings factor based on the interest rate for a Norwest Bank Minnesota, N.A. one-year certificate of deposit.

                  (2) FUND OPTIONS. The amount of the increase or decrease for the Fund Options is calculated by multiplying the average monthly balance by an earnings factor based on the reported performance for the selected Fund Options.

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                  (3) COMMON STOCK EARNINGS OPTION. Common Stock dividend
                      equivalents will be credited under the Common Stock Earnings Option at the same time and same rate as dividends are paid on shares of Common Stock.

         8. DISTRIBUTIONS. Payment of Deferral Accounts shall be made in accordance to the Participant's Deferral Elections, subject to the following:

              (A) LUMP SUM OR INSTALLMENT DISTRIBUTIONS. A Participant must elect to receive distribution of the Participant's Deferral Accounts in either a lump sum or in annual installments over a period of years up to ten.

              (B) TIMING OF DISTRIBUTION. A Participant must designate on the
                  Deferral Election the year that distribution from the Participant's Deferral Account shall be made. For purposes of Stock Option Gain Deferral Elections, the Participant may not elect to receive the distribution earlier than twelve (12) months after the date on which the option is exercised. In all events, however, distribution shall commence as soon as practicable after the March 1 immediately following the date the Participant ceases to be employed by the Company or an affiliate of the Company.

              (C) ACCOUNTS LESS THAN $25,000. Notwithstanding the foregoing, if the aggregate value of the Participant's Deferral Accounts attributable to (a) Deferral Elections made for Deferral Years commencing on or after January 1, 2000, (b) Deferral Elections made on July 1, 1999 by transferred BRP Participants, and (c) any Prior Deferral Elections that became subject to the terms of this Plan in accordance with Section 8 (E), is less than $25,000 at the end of the month in which the Participant's employment terminates, such Deferral Accounts shall be paid in a lump sum as soon as practicable after the March 1 immediately following the Participant's termination date.

              (D) UPON DEATH. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant's Deferral Accounts shall be made to the Participant's designated beneficiary in the forms of distribution elected by the Participant on the Participant's Deferral Elections as soon as practicable after the March 1 following the date of the Participant's death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant's death.

                  If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant's death in the first of the following classes of beneficiaries in which there is a survivor, shall be entitled to receive the balance of the Participant's Deferral Accounts. If a person in the class surviving dies before receiving the balance (or the person's share of the balance in case of more than one person in the class) of the Participant's Deferral Accounts, that person's right to receive the Participant's Deferral Accounts will lapse and the determination of who will be entitled to receive the Participant's Deferral Accounts will be determined as if that person predeceased the Participant.

                      (a)  Participant's surviving spouse;

                      (b) Equally to the Participant's children, except that if any of the Participant's children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living;

                      (c)  Participant's surviving parents equally;

                      (d)  Participant's surviving brothers and sisters equally;
                           or

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                      (e) Representative of the Participant's estate.

              (E) TRANSITIONAL RULE. Notwithstanding the foregoing distribution rules contained in this Section 8, a Participant who is employed by the Company on January 1, 2000 and who has entered into a Deferral Election for a Deferral Year prior to January 1, 2000 or has a Transferred Account (collectively "Prior Deferral Elections") and who has not commenced distribution of such Prior Deferral Election, shall have a one-time opportunity effective January 1, 2000 to elect to change the method of distribution (lump sum versus installments) or to postpone the distribution commencement date for that Prior Deferral Election for a period of at least one year from the original distribution commencement date selected on the Prior Deferral Election. To be effective, such change must be submitted to the Plan Administrator on a form provided by the Plan Administrator by December 31, 1999 or if earlier, a date required by the Plan Administrator. If the change is not submitted by December 31, 1999, the method and timing of distribution elected on the Prior Deferral Election will remain in effect. If the Participant elects to make a change to a Prior Deferral Election, the amount deferred under the Prior Deferral Election and all earnings attributable to that Prior Deferral Election shall become subject to the distribution rules in this Section 8 and the timing and form of distribution selected on the Prior Deferral Election shall no longer be applicable with respect to distributions on account of termination of employment, retirement or disability. For purposes of a Prior Deferral Election made under this Plan, "retirement" shall mean the Participant's termination of employment with the Company after the Participant's attainment of regular or early retirement as defined in Section 6.1 or 6.2 of the Norwest Corporation Pension Plan in effect on June 30, 1999. Also, for purposes of Prior Deferral Elections made under this Plan, "disability" shall mean the Participant's total disability as described in the Wells Fargo & Company Long-Term Disability Plan, as amended from time to time.

              (F) FORM OF DISTRIBUTIONS. All distributions from Deferral
                  Accounts shall be payable as follows:

                  (1) In cash for all Deferral Accounts in an earnings option other than the Common Stock Earnings Option; or

                  (2) In shares of Common Stock for the portion of the Deferral
                      Accounts in the Common Stock Earnings Option.

              (G) VALUATION OF DEFERRAL ACCOUNTS FOR DISTRIBUTION.

                  (1) The amount of the distribution in cash and/or Common Stock shall be determined based on the Participant's Deferral Account balance (and, if applicable, the price of Common Stock) as of the March 1 of the year of distribution (or the next preceding business day if March 1 is not a business day). The amount of the distribution in cash and/or Common Stock as of any other date on which a distribution is made shall be determined based on the Participant's Deferral Account balance (and, if applicable, the price of Common Stock) as of the end of the month in which the event which triggers distribution occurs. Earnings adjustments to amounts that have been valued for distribution shall cease as of the date used to value such amounts.

                  (2) The amount of each installment payment will be based on the value of the Participant's Deferral Account as of the March 1 of the year of the installment payment (or the next preceding business day if March 1 is not a business day) and the number of the installments remaining. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings options selected by the Participant in the Deferral Election until the valuation date used to determine the amount of the last payment. All installment payments will be made by pro rata withdrawals from each earnings option elected by the Participant.

              (H) EARLY WITHDRAWAL. A Participant or beneficiary who wishes to receive payment of all or part of the Participant's Deferral Account on a date earlier than that specified in the Deferral Election or in the case of a beneficiary in accordance with
                  Section 8(D), may do so by filing with the Plan Administrator a request for early withdrawal. Such payment will be made from the earliest Deferral Year(s) in which the Participant has participated in the Plan. Partial withdrawals of a given Deferral Year's deferral are not permitted. Deferral Accounts will be distributed in the order in which the accounts were established. Stock Option Gain Compensation deferrals will be distributed in the order in which the accounts were established following the distribution of all funds from the Compensation Deferrals. For the appropriate Deferral Year(s), Account accruals to date shall be disbursed completely, less a 10% early withdrawal penalty on the amount distributed. The 10% penalty assessed for early withdrawal will be permanently forfeited by the Participant and will be credited to the account of the Company. Further, the Participant shall forfeit eligibility to defer Compensation or Stock Option Gain Compensation during the two Deferral Years following the year in which the early withdrawal is made, but in no case shall an early withdrawal cause a current Deferral Election (either of Compensation or Stock Option Gain Compensation) to be suspended or canceled. In no case may a Participant or beneficiary make more than one early withdrawal per calendar year.

         9. NONASSIGNABILITY. No Participant or beneficiary shall have any interest in any Accounts under this Plan that can be transferred, nor shall any Participant or beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Company, nor shall the Company recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Company. The designation of a beneficiary by a Participant does not constitute a transfer.

         10. WITHHOLDING OF TAXES. Distributions under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

         11. UNSECURED OBLIGATION. The obligation of the Company to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Company to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Company. The Company is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Company. The Company will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Company's obligation to Participants in this Plan and shall not be construed to impose on the Company the obligation to create any separate fund for purposes of this Plan.

         12. TRUST FUND. If the Company chooses to fund credits to Participant's Deferral Accounts, all cash contributed for such funding shall be held and administered in trust in accordance with the terms and provisions of a trust agreement between the Company and the appointed trustee or any duly appointed successor trustee. All Common Stock or other funds in the trust shall be held on a commingled basis and shall be subject to the claims of the general creditors of the Company. Plan Accounts shall be for bookkeeping purposes only, and the establishment of Plan Accounts shall not require segregation of trust assets.

         13. NO GUARANTEE OF EMPLOYMENT. Participation in this Plan does not constitute a guarantee or contract of employment with the Company or any of the Company's affiliates. Such participation shall in no way interfere with any right of the Company or any affiliate to determine the duration of a Participant's employment or the terms and conditions of such employment.

         14. ADMINISTRATION. The Plan Administrator or its delegatee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Plan Administrator's powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the

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compilation and maintenance of all records necessary in connection with the
Plan; (b) discretionary authority to interpret the terms of the Plan; (c) authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; (d) authority to engage such legal, accounting and other professional services as it may deem necessary; (e) authority to adopt procedures for implementing the Plan; (f) discretionary authority to determine Participants' eligibility for benefits under the Plan; (g) set limits on the percentage or amount of Compensation that may be deferred in a Deferral Year; and (h) to resolve all issues of fact and law in connection with such determinations.

         15. COMMON STOCK. Subject to adjustment below, the maximum number of shares of Common Stock that may be credited under the Plan is 5,000,000. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

         16. CLAIMS PROCEDURE. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the Company of the decision denying the claim.

         17. CONSTRUCTION AND APPLICABLE LAW. This Plan is intended to be construed and administered as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided under ERISA. The Plan shall be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by ERISA.

         18. AGENT FOR LEGAL PROCESS. The Company shall be agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

         19. AMENDMENT AND TERMINATION. The Board of Directors of the Company or the Human Resources Committee of the Company's Board of Directors may at any time terminate, suspend, or amend this Plan in any manner; provided, however, that if necessary to maintain the availability of the exemption contained in Rule 16b-3, or any successor regulation, under the Securities Exchange Act of 1934, as amended, for transactions pursuant to this Plan, the provisions of this Plan relating to the amount, price and timing of awards pursuant to this Plan may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code or ERISA, or the rules thereunder.

                                   APPENDIX A
                              WELLS FARGO & COMPANY
                           DEFERRED COMPENSATION PLAN

SECTION 1. THE WELLS FARGO & COMPANY BENEFIT RESTORATION PROGRAM. The Wells Fargo & Company Benefit Restoration Program ("BRP") merged into this Plan effective July 1, 1999. The transferred BRP accounts are held in a "Transferred Account" set up under this Plan for each participant in BRP who had a BRP account as of June 30, 1999. Each BRP participant who has a Transferred Account set up under this Plan is considered a Participant in this Plan effective July 1, 1999 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. If the Participant is not an employee of the Company on January 1, 2000, the Participant's Transferred Account as of the first day of a quarter (less any distributions made from the Transferred Account during the quarter) shall be adjusted with interest for that quarter. Interest on the Transferred Account will be calculated quarterly at an annual rate equal to the sum of the average annual rate for 3-year Treasury Notes for the immediately preceding calendar year plus two percent. If the Participant is an employee of the Company on January 1, 2000, the Participant must elect earnings options for the Transferred Account in accordance with Section 7 of the Plan. If the Participant does not elect earnings options, the Participant's Transferred Account shall be treated as having been allocated to the "Balanced Fund" Fund Option. Distribution of the Participant's Transferred Account will be made in either a lump sum or in ten annual installments as elected by the Participant under BRP. If the Participant elected a lump sum payment, payment will be made as soon as feasible after the Participant terminates employment. If the Participant elected installments, installments will begin in January following the calendar year in which the Participant terminates employment. If, however, the Transferred Account balance is less than $5,000 at the time of the Participant terminates employment, distribution will be made in a lump sum as soon as administratively feasible after the Participant terminates employment. The transitional rules under
Section 8(E) of the Plan apply to the Transferred Account. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(D) of the Plan.

SECTION 2. MORTGAGE PLANS. The Norwest Corporation Elective Deferred Compensation Plan for Mortgage Banking Executives, the Norwest Mortgage Banking Incentive Compensation and Deferral Plan and the Norwest Mortgage Banking Deferral Plan (collectively the "Mortgage Plans") are merged into this Plan effective as of January 1, 2000. The transferred Mortgage Plans accounts shall be held in a "Transferred Account" set up under this Plan for each participant in the Mortgage Plans who had an account as of December 31, 1999. Each Mortgage Plans participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective January 1 , 2000 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant's Transferred Account shall be subject to the rules of this Plan including the transitional rules in Section 8(E) of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(D) of this Plan.

SECTION 3. THE WELLS FARGO & COMPANY 1997 BONUS DEFERRAL PLAN. The Wells Fargo & Company 1997 Bonus Deferral Plan ("Bonus Deferral Plan") is merged into this Plan effective as of January 1, 2000 with respect to participants in the Bonus Deferral Plan who are employed by the Company on January 1, 2000. The transferred Bonus Deferral Plan accounts shall be held in a "Transferred Account" set up under this Plan for each participant in the Bonus Deferral Plan who had an account as of December 31, 1999 and was employed by the Company on January 1, 2000. Each Bonus Deferral Plan participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective January 1, 2000 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant's Transferred Account shall be subject to the rules of this Plan including the transitional rules in Section 8(E) of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(D) of this Plan.

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